THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of August 30, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and NMS COMMUNICATIONS CORPORATION, formerly know as NATURAL MICROSYSTEMS CORPORATION, a Delaware corporation with its chief executive office located at 100 Crossing Boulevard, Framingham, Massachusetts(“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 14, 1999, evidenced by, among other documents,a certain Loan and Security Agreement dated as of May 14, 1999, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated March 8, 2001, as further amended by a certain Second Loan Modification Agreement dated September 14, 2000  (as amended, the “Loan Agreement”).  The Loan Agreement established  a working capital line of credit in favor of Borrower in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the “Committed Revolving Line”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.            Modifications to Loan Agreement.

1.             The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““ Maturity Date” means May 13, 2001.”

and inserting in lieu thereof the following:

““ Maturity Date” means May 13, 2002.”

2.             The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““Tangible Net Worth” means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities; and (iii) Other Assets, and (iv) tax assets, and (v) security deposits.”

and inserting in lieu thereof the following:

““Tangible Net Worth” means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries plus (A) Subordinated Debt, minus (B), without duplication: (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities; and (iii) Other Assets, and (iv) tax assets, and (v) security deposits.”

3.             The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 and 6.10 thereof:

“6.9         [Intentionally Deleted]

6.10         Profitability.  Borrower shall maintain, on a quarterly basis, commencing with the quarter ending September 30, 2000, an operating profit of not less than One Dollar ($1.00), which amount shall be exclusive of certain acquisition costs approved by Bank, which shall include merger and acquisition costs and goodwill attributed thereto as referenced on Borrower’s Forecast Plan attached hereto as Exhibit E.”

and inserting in lieu thereof the following:

“6.9         Tangible Net Worth.  Borrower shall maintain at all times, to be tested as of the last day of each calendar quarter, a Tangible Net Worth of not less than Two Hundred Million Dollars ($200,000,000.00).

6.10 [Intentionally Deleted].”

4.             The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.             FEES.   Borrower shall pay to Bank a modification fee equal to Eighteen Thousand Seven Hundred and Fifty Dollars ($18,750.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of May 14, 1999, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6.             ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower shall not: (i) without providing the Bank with thirty (30) days prior written notice (A) relocate its principal executive office, or (B) change its jurisdiction of organization, or (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization, or (ii) without providing the Bank with prior written notice thereafter, add any new offices or business locations or keep any Collateral in any additional locations (unless such new offices or business locations contain less than Twenty Thousand Dollars ($20,000.00) in Borrower’s assets or property).  In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse), except that in the possession of SMTC Manufacturing Corporation of Canada.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral.

8.             CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.  The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of “Code”, “UCC” or “Uniform Commercial Code” as set forth in the Security Documents shall be deemed to mean and refer to “the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws. Ch. 106), as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower.  In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

9.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.           NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

12.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

13.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

NMS COMMUNICATIONS CORPORATION,	SILICON VALLEY BANK, doing business as
formerly known as NATURAL	SILICON VALLEY EAST
MICROSYSTEMS CORPORATION

By:	By:

Name:	Name:

Title:	Title:

SILICON VALLEY BANK

By:

Name:

Title:
(signed in Santa Clara County, California)

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:                         SILICON VALLEY BANK

FROM:                   NATURAL MICROSYSTEMS CORPORATION

                The undersigned authorized officer of NATURAL MICROSYSTEMS CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer expressly acknowledges that no borrowings may be requested by  the Borrower at any time or  date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that  such compliance is determined not just  at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Financial Statements & CC	Quarterly w/in 5 days of filing w/ SEC	Yes	No
Annual (CPA Audited)	Annually w/in 5 days of filing w/ SEC	Yes	No
10K, 10Q and 8K	Within 5 days of filing w/ SEC	Yes	No
BBC & A/R Agings	Quarterly w/in 15 days (when borrowing) and with each Advance request	Yes	No
Revised Budget or Forecast	Within 30 days of approval by Management	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain:
Minimum Quick Ratio (quarterly)	2.0:1.0	_____:1.0	Yes	No
Tangible Net Worth (at all times, tested quarterly)	$200,000,000.00	$ ________	Yes	No

BANK USE ONLY
Received By:
Date:
Reviewed By:
Compliance Status: Yes / No

Comments Regarding Exceptions:

Sincerely,

Date:
SIGNATURE

TITLE
658261.3 (56120/82)